Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-255614, 333-223622, 333-216590, 333-210456, 333-231331, 333-237933, and 333-264718) of Corvus Pharmaceuticals, Inc. of our report dated March 28, 2023, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 28, 2023